Exhibit 99.1

FOR IMMEDIATE RELEASE

Eastern Bankshares, Inc. Announces Newly Appointed Members To Its Board of Directors

BOSTON, MA, July 1, 2024 – Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company for Eastern Bank, announced today the appointment of four members of Cambridge Bancorp’s (NASDAQ: CATC) (“Cambridge”) Board of Directors to the Eastern and Eastern Bank Boards of Directors (together, the “Eastern Boards of Directors” or the “Eastern Boards”) effective upon the closing of the companies’ pending Merger (the “Merger”).

As previously announced on September 19, 2023, upon closing of the Merger, Denis Sheahan, Chairman, President and CEO of Cambridge, will become the CEO of Eastern and will join the Eastern Boards of Directors, and three Cambridge directors will be appointed to the Eastern Boards. Eastern Chief Executive Officer and Chair of the Eastern Boards, Bob Rivers, will serve as Executive Chair and Chair of the Eastern Boards. The Merger is expected to close on or about July 12, 2024.

The three Cambridge directors appointed to the Eastern Boards of Directors are industry leaders with extensive experience in banking and professional services, real estate, risk management and corporate governance, and include:

•	Leon A. Palandjian

•	Cathleen A. Schmidt

•	Andy S. Zelleke

“We are pleased to announce the appointment of Denis Sheahan, Leon Palandjian, Cathy Schmidt, and Andy Zelleke to Eastern’s Boards of Directors, and look forward to benefitting from their guidance and insights,” said Bob Rivers, Chief Executive Officer and Chair of the Eastern Boards. “They are thoughtful and highly respected leaders who understand our commitment to serving our shareholders, customers, colleagues and local communities. Their expertise will help drive greater value and innovation as our two organizations come together to create Greater Boston’s leading local bank and the largest bank-owned independent investment advisor in Massachusetts.”

About the Directors

Leon A. Palandjian. Dr. Palandjian is the Chief Risk Officer of Intercontinental Real Estate Corporation, a national real estate investment, development and management firm headquartered in Boston, MA. His investment experience spans venture capital and private and public equity in the life sciences and real estate sectors. Dr. Palandjian has served as a Director of Cambridge Bancorp and Cambridge Trust since 2006, and was Lead Director from 2014 until January 2017. He served as a Member of the Board of Trustees of the Mount Auburn Hospital between 2003 – 2020, and currently serves on the Advisory Board of the McCance Center for Brain Health at Mass General Brigham Hospital. He received a B.A. degree from Harvard College, and an M.D. degree from Harvard Medical School. He is a CFA Charterholder.

Cathleen A. Schmidt. Ms. Schmidt has extensive leadership experience in banking and professional services. She most recently served as Chief Executive Officer at McLane Middleton, the largest full-service business law firm headquartered in Manchester, New Hampshire with offices in Massachusetts. Ms. Schmidt previously served as the President and CEO of Citizens Bank New Hampshire/Vermont. In addition, she held positions at M&T Bank in upstate New York and began her career at Old Stone Bank in Providence, Rhode Island. She has a passion for the community, and has served as Chair of the Business and Industry Association of New Hampshire, Chair of Granite United Way Board of Directors, and Chair of the New Hampshire Business Committee for the Arts. She has served as a Director of Cambridge Bancorp and Cambridge Trust since 2016. Ms. Schmidt received her Bachelor of Arts degree from Boston College, and completed Executive Education coursework at Harvard Business School.

Andy S. Zelleke. Dr. Zelleke has three decades of experience in corporate governance, leadership and management, negotiation and law. He serves as the MBA Class of 1962 Senior Lecturer of Business Administration at Harvard Business School, a role he has held since 2011, after previously serving on the faculty at the Harvard Kennedy School and the Wharton School of the University of Pennsylvania. He was also previously Project Director and Steering Committee Member of the American Academy of Arts and Sciences’ Corporate Responsibility Project, and Co-Director of the Harvard Kennedy School’s Center for Public Leadership. Dr. Zelleke co-edited Restoring Trust in American Business (MIT Press), in addition to authoring articles and cases on corporate governance and international affairs. He is a life member of the Council on Foreign Relations. Early in his career, he practiced corporate law and taught at the UCLA School of Law. He has served on the boards of Cambridge Bancorp and Cambridge Trust since October 2022. Dr. Zelleke received A.B., A.M., J.D. and Ph.D. degrees from Harvard University.

Denis K. Sheahan. Mr. Sheahan serves as Chairman, President and Chief Executive Officer of Cambridge Trust Company and Cambridge Bancorp. Prior to joining Cambridge Trust Company in April 2015, Mr. Sheahan spent 19 years at Independent Bank Corp. and Rockland Trust where he served as Chief Financial Officer and Chief Operating Officer. Prior to joining Rockland Trust Company, Mr. Sheahan served as Vice President of Finance for BayBanks, Inc. Mr. Sheahan currently serves as Board Trustee for the Cambridge Community Foundation, is an Advisory Board Member of the Rian Immigrant Center, and is a Board Member and Treasurer for the Cambridge Family YMCA. Mr. Sheahan also serves as a member of the Board of Directors of the Massachusetts Bankers Association, and is a Board Trustee for the Massachusetts Bankers Association Charitable Foundation, Inc. Mr. Sheahan is a graduate of the Cork Institute of Technology, Cork, Ireland, and received an MBA from Boston University.

On September 19, 2023, Eastern and Cambridge announced they had entered into a definitive agreement to merge and have since received all required shareholder and regulatory approvals. As noted above, the closing is expected on or about July 12, 2024, after which Sheahan, Palandjian, Schmidt and Zelleke will join the Eastern Boards.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “future,” “will,” “look forward to,” “would,” “should,” “could,” or “may” or similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. Factors relating to the proposed merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize for Eastern or the combined companies in the timeframe expected or at all, or may be more costly to achieve; that prior to the completion of the transaction or thereafter, Eastern’s business may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement integration strategies; that any outstanding closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed merger is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of Eastern’s customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; and diversion of management time on merger-related issues; and that director retention and succession planning strategies may not be implemented within the expected time frames or at all.

These forward-looking statements are also subject to the risks and uncertainties applicable to Eastern’s business generally that are disclosed in its 2023 Annual Report on Form 10-K, as may be updated by Eastern’s Quarterly Reports on Form 10-Q. Eastern’s SEC filings are accessible on the SEC’s website at www.sec.gov and on its corporate website at investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Eastern specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing Eastern’s views as of any date subsequent to the date hereof.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of March 31, 2024, Eastern Bank had approximately $21 billion in total assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

Media contact:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

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